Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Southwest Gas Corporation of our report dated February 27, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting of Southwest Gas Corporation, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Interests of Named Experts and Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
December 10, 2014